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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)  May 3, 1995




                       UNITED STATES FILTER CORPORATION
            (Exact Name of Registrant as Specified in its Charter)




        Delaware                       1-10728                   33-0266015
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)



      73-710 Fred Waring Drive, Suite 222, Palm Desert, California   92260
            (Address of Principal Executive Offices)               (Zip Code)




       Registrant's Telephone Number, Including Area Code (619) 340-0098
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Item 5.  Other Events.

         On May 3, 1995 the Company completed an underwritten public offering of 6,900,000 shares of its common stock at a price of $15.00 per share. The net proceeds to the Company were $98,118,000, before deducting estimated expenses of the offering.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         None.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      UNITED STATES FILTER CORPORATION


Date: May 3, 1995                     By: /s/ Donald L. Bergmann
                                          ----------------------------------
                                          Donald L. Bergmann, Vice President